Exhibit 99.2

FOR IMMEDIATE RELEASE
Tuesday, November 10, 2004

CONTACT:
Harold Zagunis
Redwood Trust, Inc.
(415) 389-7373

Redwood Trust Reports Earnings for the Third Quarter of
2004
GAAP Earnings of $3.18 per share and Core Earnings of $2.29 per share

Mill Valley, CA November 10, 2004 – Redwood Trust, Inc. (NYSE: RWT) today reported GAAP earnings of $72 million, or $3.18 per share, for the third quarter of 2004. GAAP earnings for the first nine months of 2004 were $178 million, or $8.29 per share. Redwood Trust is a financial institution that invests in, credit-enhances, and securitizes residential and commercial real estate loans and securities.

Core earnings for the third quarter of 2004 were $2.29 per share. This is a 32% increase from the $1.74 core earnings per share Redwood earned in the previous quarter and a 78% increase over the $1.29 core earnings per share earned in the third quarter of 2003. Core earnings for the first nine months of 2004 were $5.76 per share, a 75% increase over the $3.29 core earnings per share earned in the first nine months of 2003. Core earnings are ongoing earnings from operations, and thus exclude gains and losses from asset sales, calls, and changes in market values that are included in reported GAAP earnings.

Redwood’s total taxable income (pre-tax income as calculated according to tax rules) for the third quarter of 2004 was $2.53 per share outstanding at quarter-end. Our REIT taxable income (which excludes income earned in taxable non-REIT subsidiaries) was $2.10 per share for the quarter. For the first nine months of 2004, total taxable income was $8.45 per share and our REIT taxable income was $7.05 per share. All taxable income results reported here are estimates that are subject to change.

“Our business continues to develop and grow in a manner that we believe should support attractive long-term results,” said Doug Hansen, Redwood’s President. “The portfolio of assets we have built over the last ten years is performing well. The new assets we are acquiring for our permanent investment portfolio are high quality, and are likely, we believe, to provide attractive returns for shareholders in the years ahead.”

Hansen continued, “Our portfolio of managed real estate credit continues to grow. Our managed assets within the high-quality jumbo residential real estate loan segment have grown from $84 billion to $143 billion during the first nine months of 2004.”

“Our real estate portfolios are designed to deliver attractive returns on the upside if real estate credit performs well,” Hansen said. There is also significant downside risk within our portfolio if real estate credit performs poorly. For now, from our point of view, real estate credit trends continue to be favorable.”

“We continue to maintain a strong balance sheet,” said Hansen. “We do not leverage our permanent investment portfolio assets. We only use debt to facilitate the accumulation of assets on a temporary basis prior to securitization.”

“We have made a number of cautionary statements during the last year,” continued Hansen. “We have said that we believe credit losses and loan delinquencies are likely to increase from the insignificant levels we are experiencing today, especially if housing prices level off. Rising short-term interest rates could create stress for homeowners, including some of our borrowers. We believe prepayment patterns for residential real estate loans are unlikely to be as favorable for us in the future as they have been in the last few years.”

Hansen also stated, “Competition is increasing. Asset prices have risen and quality loans are harder to find. This makes underwriting and investment discipline more important than ever. In response, we continue to tighten our credit standards and increase our future credit loss assumptions when evaluating new assets. This could mean that growth in the future becomes more difficult.”

“Furthermore,” Hansen continued, “we have said that, irrespective of the above trends, we expect core earnings per share may decline over time (potentially creating some negative year-over-year core earnings comparisons during 2005) due to calls of our residential credit-enhancement securities. These calls are a favorable economic event for Redwood (as we realize a large capital gain when the calls occur), but they also tend to reduce our ongoing earnings as our highest-yielding assets are typically the ones that get called away.”

“Constant vigilance with respect to all these cautionary statements continues to be warranted,” reiterated Hansen. “Nevertheless, the current environment for our business is still reasonably favorable. We expect our core financial results going forward will remain attractive, even if they do not match 2004’s record results. Our outlook for the future of our business continues to be positive and optimistic.”

Third Quarter Review

Redwood acquired $75 million of new assets for its permanent investment portfolio during the third quarter of 2004. We acquired $55 million residential credit-enhancement securities (CES) – including $49 million from securitizations sponsored by others and $6 million from the Sequoia residential loan securitization program we sponsor. We acquired $1 million residential interest-only securities (IOS) from securitizations sponsored by others. We also acquired as permanent investments $6 million commercial real estate CES and $13 million collateralized debt obligations (CDO) equity securities from the Acacia CDO securitization program we sponsor. Our permanent investment portfolio consists of assets we have acquired that earn an equity rate of return and that we generally hold without leverage on our balance sheet. The bulk of our earnings come from our permanent investment portfolio.

Our securitization activities were successful and profitable in the third quarter. Redwood acquired $2.9 billion residential real estate loans. We sold $2.7 billion loans to Sequoia securitization entities for securitization. Sequoia completed three securitizations (Sequoia 2004-7, 2004-8, and 2004-9), creating and selling $2.7 billion asset-backed securities (ABS) to capital markets investors, including $6 million to Redwood Trust for its permanent investment portfolio. During the third quarter, Redwood acquired $188 million real estate securities for future sale to Acacia CDO entities. Redwood sold $300 million securities to Acacia CDO 5, which issued $300 million ABS securities to capital markets investors. Redwood bought $13 million of these Acacia 5 securities for its permanent investment portfolio.

Redwood utilizes both debt and equity to fund the accumulation of assets prior to sale to securitization entities. Redwood’s debt averaged $405 million for the quarter and the maximum level of debt reached during the quarter was $976 million. We expect Redwood’s debt levels to vary between $0 and $2 billion during the next year, varying as a function of the timing of Redwood’s purchase of assets under accumulation for sale to securitization entities relative to the closing of Redwood’s sales transactions to these entities. At the end of the third quarter of 2004, Redwood Trust had debt of $246 million and shareholders’ equity of $902 million, for quarter-end debt-to-equity ratio of 0.27 to 1.0.

For GAAP balance sheet purposes, Redwood reports its own assets and debt, plus all of the assets and ABS liabilities of the securitization entities sponsored by Redwood. The four securitizations sponsored by Redwood in the third quarter added $2.9 billion of assets and liabilities to Redwood’s consolidated GAAP balance sheet. Redwood’s net investment in and maximum loss exposure to these securitizations totaled $19 million.

Residential real estate loan credit managed by Redwood rose to $143 billion at the end of the third quarter. Redwood owns the residential CES issued from the securitizations of these loans. Redwood sponsored the securitization of $21 billion of these loans through the Sequoia securitization program; other sponsors securitized the remainder of these loans. The underlying loans were generally originated to high-quality standards. The bulk of these loans were jumbo loans at the time of origination (Fannie Mae and Freddie Mac were not eligible to invest in, credit-enhance, or securitize these loans due to the larger loan balances of these loans).

Seriously delinquent loans (over 90 days, in foreclosure, in bankruptcy, or real estate owned (REO)) within Redwood’s managed residential loans increased during the quarter while remaining at low levels. Serious delinquencies were $185 million (0.13% of loan balances) at the end of the third quarter as compared to $137 million (0.12% of loan balances) at the beginning of the quarter and $180 million (0.31% of loan balances) one year ago.

Credit losses for Redwood’s managed residential loans were $0.7 million for the third quarter of 2004, $1.8 million for the previous quarter, and $1.0 million for the third quarter of 2003. The credit loss rate for these loans remained under one basis point (less than 0.01%) per annum.

Credit results for the rest of the residential and commercial loans that underlie our permanent investment portfolio were also strong during the third quarter of 2004.

Current residential loan prepayment rate patterns continue to be favorable for Redwood’s long-term results, although not as favorable as they were in the past. In the third quarter, prepayment rates on short-term ARMs (adjustable rate mortgages with coupon rates that adjust each month or six months) securitized by Sequoia remained near 20% CPR (i.e. approximately 20% of the aggregate loan balance is prepaying annually).

Short-term interest rates rose 20 to 50 basis points during the quarter (0.20% to 0.50%). We continue to maintain a balance sheet that is well balanced and matched from an interest rate perspective, so these interest rate changes had little direct effect on our economic results.

Third quarter GAAP and core income benefited from a reduction in premium amortization expenses on residential loans from $13 million in the prior quarter to a negative expense of $2 million in the third quarter. Under our current GAAP methodologies, premium amortization expenses tend to be significantly lower in a rising rate environment than in a falling rate environment. Assuming we continue with this methodology in future quarters, our GAAP and core results could be volatile should the direction of change of interest rates fluctuate from quarter to quarter.

Investors should note that our economic risk with respect to the premium balances on these loans is less than the $195 million of premium balance on our GAAP books (as of September 30, 2004) would suggest. When we sponsor the securitization of these loans, our purchase premium on these loans is effectively offset in some cases as a result of the issuance of asset-backed securities (ABS) at premium prices and from the issuance of ABS interest-only securities (all the proceeds of which are issuance premium). The total ABS issuance premium (net of unamortized ABS issuance expenses) on our GAAP books for these loans at September 30, 2004 was $185 million. GAAP income from the amortization of this ABS issuance premium (which reduces our reported GAAP interest expense) partially offsets expenses from the amortization of purchase premiums (which reduces our GAAP interest income) from the same loans. Our net premium position on these loans (including ABS premium) is $10 million, for an adjusted net amortized basis of 100.05% of principal value of the loans. GAAP accounting methods used for these offsetting premium balances on the same loans are not parallel, however. Additionally, premium balances are not equally offsetting on each pool of loans. Furthermore, as noted above, premium amortization expenses on loans for GAAP can be volatile, depending on the direction of interest rate changes. As a result of these three factors, net premium amortization for GAAP for these assets and ABS liabilities can be variable even though the aggregate net premium economic risk is low.

Redwood’s GAAP and taxable income exceeded core earnings due, in part, to calls of residential CES. During the third quarter of 2004, calls of $32 million principal value of CES generated $20 million of GAAP income and $15 million of estimated taxable income. We do not include gains or losses from calls, sales, or market value fluctuations in our core earnings calculations.

The yield Redwood earns on its residential CES portfolio that it has acquired from securitizations sponsored by others continued to decline as the highest-yielding assets are called away. Redwood’s yield from this portfolio was 17% in the third quarter of 2004 versus 20% in the prior quarter and 28% in the third quarter of 2003.

Redwood raised $98 million new equity capital in the third quarter, and has raised $198 million of new equity during the first nine months of 2004. Permanent investment portfolio acquisitions for the year have totaled $209 million. These purchases have been funded with new equity capital, retained earnings, and cash flow from our existing portfolio. Redwood ended the quarter with $302 million of net liquidity (unrestricted cash balance assuming assets held short-term for sale to securitization entities were sold and all Redwood Trust debt paid off using the sale proceeds). This should be sufficient to provide continued on-going support for our securitization activities, meet our dividend distribution requirements, and fund permanent asset acquisitions for the fourth quarter of 2004.

Growth has contributed positively to Redwood in a number of ways. Our operating efficiency has improved with growth – our efficiency ratio (operating expenses before excise tax and variable stock option expenses divided by net interest income) has improved from 25% to 12% over the last year. In addition, the combination of accretive stock issuance (as a result of growth) and retention of earnings has increased the amount of permanent tangible capital per share we have available to help us generate shareholder dividends. We believe the best measure of long-term-dividend producing capital is “adjusted core book value per share”, which is GAAP book value per share, less mark-to-market adjustments, less undistributed REIT taxable income (at least 90% of which will be distributed in the near future as dividends under the REIT rules). Adjusted core book value has increased by 30% during the first nine months of 2004 (from $21.92 per share to $28.55 per share).

“The third quarter was a strong quarter for real economics, cash flow, taxable income, REIT taxable income, book value gains, core earnings, and GAAP earnings,” said Hansen. “Total taxable income of $59 million ($2.53 per share) was an outstanding result. Furthermore, REIT taxable income of $49 million ($2.10 per share) for the third quarter significantly increases the dividends per share we will be distributing to shareholders over the next year.”

Release of Form 10-Q

Our GAAP and core earnings for the third quarter of 2004 include $4.8 million of net positive prior period adjustments. Of this amount, $4.1 million increases our interest income through a reduction of premium amortization expense and $0.7 million reduces our income tax accruals. In management’s opinion, these adjustments are immaterial and we have therefore reported them as a component of income during the third quarter of 2004. If these were material adjustments, we would not have recorded these adjustments in this quarter, but rather we would have restated earnings for quarters during the years 2001 through 2004, with an aggregate increase in GAAP and core earnings during these quarters. At the time of this press release, our external auditors have indicated that they have not yet completed their review of this issue (and it is possible other issues could arise before their overall review is completed). Since their review is required before we file our Form 10-Q with the SEC, we have requested a five-day extension for filing the Form 10-Q, and we currently anticipate filing our Form 10-Q on or before Monday, November 15, 2004.

Dividends

“The outlook for continuing our regular dividend payments of $0.67 per share per quarter remains excellent,” said Hansen.

“We estimate we ended the third quarter with $139 million ($5.95 per share currently outstanding) of undistributed REIT taxable income.” Hanson continued, “All of this undistributed REIT taxable income was earned during 2004. Under the REIT rules, we will need to distribute at least 90% of this amount (plus 90% of fourth quarter REIT taxable earnings) to shareholders prior to September 2005. It is likely we will make these required distributions through continued regular dividends plus one or more special dividends to be authorized in the future by our Board of Directors.”

We generally release our press release, our Form 10-Q (including our financial statements, footnotes, and management’s discussion and analysis), and our supplemental information package all on the same day. For this quarter, our release of our Form 10-Q is delayed for reasons discussed above. Once released and filed, you can access these documents at our web site — www.redwoodtrust.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the federal securities laws that inherently include certain risks and uncertainties. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, among other things, changes in interest rates on our real estate loan assets and borrowings, changes in prepayment rates on our real estate loan assets, general economic conditions, particularly as they affect the price of real estate loan and the credit status of borrowers, and the level of liquidity in the capital markets, as it affects our ability to finance our real estate loan portfolio, and other risk factors outlined in the Company’s 2003 Annual Report on Form 10-K and September 2004 Prospectus Supplement (available on the Company’s Web site or by request to the Contacts listed above). Other factors not presently identified may also cause actual results to differ. No one should assume that results or trends projected in or contemplated by the forward-looking statements included above will prove to be accurate in the future. We will revise our outlook from time to time and frequently will not disclose such revisions publicly.

REDWOOD TRUST, INC.

(All dollars in millions, except per share data)

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
CONSOLIDATED INCOME STATEMENT	2004	2004	2004	2003	2003
Interest Income	$180.1	$138.0	$124.8	$108.3	$90.2
Interest Expense	(114.8)	(90.4)	(79.5)	(68.6)	(55.6)

Net Interest Income	$65.3	$47.6	$45.3	$39.7	$34.6
Operating Expenses	(8.3)	(9.1)	(8.6)	(8.0)	(8.5)
Net Recognized Gains (Losses) and Valuation Adjustments	20.5	12.3	17.4	42.1	0.6
Variable Stock Option (Expense) Income	(0.2)	0.6	(1.4)	(2.7)	(0.5)
Provision For Income Taxes	(5.0)	(1.5)	(1.9)	(1.2)	(1.5)
One Time Deferred Tax Benefit	0.0	5.2	0.0	0.0	0.0
Preferred Dividends	0.0	0.0	0.0	0.0	0.0

GAAP Earnings	$72.3	$55.1	$50.8	$69.9	$24.7
Less: Net Recognized Gains (Losses) and Valuation Adjustments	(20.5)	(12.3)	(17.4)	(42.1)	(0.6)
Less: Variable Stock Option Expense (Income)	0.2	(0.6)	1.4	2.7	0.5
Less: One-Time Deferred Tax Benefit	0.0	(5.2)	0.0	0.0	0.0
Less: Premium Amortization Expense Adjustments	—	—	—	—	—

Core Earnings (1)	$52.0	$37.0	$34.8	$30.5	$24.6
Average Diluted Shares (thousands)	22,728	21,325	20,399	19,801	19,018
GAAP Earnings per Share (Diluted)	$3.18	$2.58	$2.49	$3.53	$1.30
Core Earnings per Share (1)	$2.29	$1.74	$1.71	$1.54	$1.29
Estimated Total Taxable Income Per Share Outstanding	$2.53	$3.35	$2.57	$4.15	$1.97
Estimated REIT Taxable Income Per Share Outstanding	$2.10	$2.81	$2.15	$4.00	$1.83
Dividends Per Common Share (Regular)	$0.67	$0.67	$0.67	$0.65	$0.65
Dividends Per Common Share (Special)	$0.00	$0.00	$0.50	$4.75	$0.00

Total Dividends per Common Share	$0.67	$0.67	$1.17	$5.40	$0.65
GAAP Net Interest Income / Average GAAP Equity	32.6%	28.7%	31.0%	28.4%	25.1%
Core Net Interest Income / Average Core Equity (2)	37.5%	32.6%	35.7%	33.8%	30.2%
GAAP ROE: GAAP Earnings/ Avg GAAP Common Equity	36.1%	33.2%	34.8%	50.0%	17.8%
Core ROE: Core Earnings / Avg Common Core Equity	29.9%	25.4%	27.5%	26.0%	21.4%

(1)	Core earnings is not a measure of earnings in accordance with generally accepted accounting principles (GAAP). It is calculated as GAAP earnings from ongoing operations less net recognized gains (losses) and valuation adjustments (which include gains and losses from sales and calls and valuation adjustments on certain assets hedges) and other temporary or one-time adjustments. Management believes that core earnings provides relevant and useful information regarding its results from operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments on only a portion of the company’s assets and stock options and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole or a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on-going earnings from operations. Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies.

(2)	Core equity is calculated as GAAP equity less unrealized gains and losses on certain assets and hedges. Management believes measurements based on core equity provide relevant and useful information regarding its results of operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments reflected in GAAP equity represent unrealized gains and losses on a portion of the balance sheet only and may not be reflective of the equity available to invest in operations. Because all companies and analysts do not calculate non-GAAP measures in the same fashion, core equity and ratios using core equity as calculated by the company may not be comparable to similarly titled measures reported by other companies.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Nine	Nine
	Months	Months
CONSOLIDATED INCOME STATEMENT	2004	2003
Interest Income	$442.9	$222.7
Interest Expense	(284.7)	(134.3)

Net Interest Income	158.2	88.4
Operating Expenses	(26.0)	(23.2)
Net Recognized Gains (Losses) and Valuation Adjustments	50.2	4.6
Variable Stock Option (Expense) Income	(1.0)	(3.0)
Provision For Income Taxes	(8.4)	(4.3)
One Time Deferred Tax Benefit	5.2	0.0

GAAP Earnings (Diluted)	$178.2	$62.5
Less: Dividends On and Earnings Allocated to Preferred	0.0	(1.2)

GAAP Earnings (1)	178.2	61.3
Less: Net Recognized Gains (Losses) and Valuation Adjustments	(50.2)	(4.6)
Less: Variable Stock Option Expense (Income)	1.0	3.0
Less: One Time Deferred Tax Benefit	(5.2)	0.0

Core Earnings (2)	$123.8	$59.7
Average Diluted Shares	21,486	18,165
GAAP Earnings per Share (Diluted) (2)	$8.29	$3.38
Core Earnings per Share (1)	$5.76	$3.29
Estimated Total Taxable Income Per Share Outstanding	$8.45	$5.48
Estimated REIT Taxable Income Per Share Outstanding	$7.05	$5.21
Dividends Per Common Share (Regular)	$2.01	$1.95
Dividends Per Common Share (Special)	$0.50	$0.00

Total Dividends Per Common Share	$2.51	$1.95
GAAP Net Interest Income / Average GAAP Equity	30.8%	22.9%
Core Net Interest Income / Average Core Equity (3)	35.4%	27.2%
GAAP Return on Equity: GAAP Earnings/ Average GAAP Equity	34.8%	16.3%
Core Return on Equity: Core Earnings / Average Core Equity	27.7%	19.0%

(1)	Core earnings is not a measure of earnings in accordance with generally accepted accounting principles (GAAP). It is calculated as GAAP earnings from ongoing operations less net recognized gains (losses) and valuation adjustments (which include gains and losses from sales and calls and valuation adjustments on certain assets hedges) and other temporary or one-time adjustments. Management believes that core earnings provides relevant and useful information regarding its results from operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments on only a portion of the company’s assets and stock options and none of its liabilities are recognized through the income statement under GAAP and thus GAAP valuation adjustments may not be fully indicative of changes in market values on the balance sheet as a whole or a reliable guide to current operating performance. Furthermore, gains or losses realized upon sales of assets vary based on portfolio management decisions; a sale of an asset for a gain or a loss may or may not affect on-going earnings from operations. Because all companies and analysts do not calculate non-GAAP measures such as core earnings in the same fashion, core earnings as calculated by the company may not be comparable to similarly titled measures reported by other companies.

(2)	Historic periods may be lower than previously reported earnings per share numbers as a result of the application of EITF 03-6 (Participating Securities and the Two-Class Method under FASB Statement No. 128) requirement that prior period basic and diluted earnings per share be restated for participating securities. Under the provision of EITF 03-6 our convertible preferred stock that was converted in the second quarter of 2003 is a participating security and thus our reported earnings per share for periods 2003 and earlier are revised downwards by up to 2% per period.

(3)	Core equity is calculated as GAAP equity less unrealized gains and losses on certain assets and hedges. Management believes measurements based on core equity provide relevant and useful information regarding its results of operations in addition to GAAP measures of performance. This is, in part, because market valuation adjustments reflected in GAAP equity represent unrealized gains and losses on a portion of the balance sheet only and may not be reflective of the equity available to invest in operations. Because all companies and analysts do not calculate non-GAAP measures in the same fashion, core equity and ratios using core equity as calculated by the company may not be comparable to similarly titled measures reported by other companies.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	30-Sept	30-Jun	31-Mar	31-Dec	30-Sep
CONSOLIDATED BALANCE SHEET	2004	2004	2004	2003	2003
Residential Real Estate Loans	$21,558	$19,916	$18,086	$16,239	$13,813
Residential Home Equity Lines of Credit (HELOC)	317	327	—	—	—
Residential Loan Credit-Enhancement Securities	497	442	375	379	373
Commercial Real Estate Loans	33	34	22	22	24
Securities Portfolio	1,239	1,095	937	845	605
Cash and Cash Equivalents	76	38	58	59	32
Working Capital and Other Assets	134	110	66	83	54

Total Consolidated Assets	$23,854	$21,962	$19,544	$17,627	$14,901
Redwood Trust Debt	$246	$270	$278	$236	$500
Consolidated Asset-Back Securities Issued	22,622	20,870	18,583	16,783	13,782
Working Capital and Other Liabilities	84	64	75	55	53
Common Equity	902	758	608	553	566

Total Liabilities and Equity	$23,854	$21,962	$19,544	$17,627	$14,901
Total GAAP Equity	$902	$758	$608	$553	$566
Less: Accumulated Other Comprehensive Income	(96)	(111)	(79)	(82)	(91)

Core Equity	$806	$647	$529	$471	$475
Less: Undistributed REIT Taxable Income	(139)	(110)	(69)	(53)	(83)

Adjusted Core Equity	$667	$537	$460	$418	$392
Common Shares Outstanding at Period End (thousands)	23,346	21,511	19,796	19,063	18,468
GAAP Equity (GAAP Book Value) per Common Share	$38.64	$35.24	$30.72	$29.03	$30.65
Core Equity (Core Book Value) per Common Share	$34.52	$30.06	$26.75	$24.72	$25.75
Adjusted Core Equity per Share	$28.55	$24.96	$23.25	$21.92	$21.24
Average Total Consolidated Assets	$22,877	$20,610	$18,386	$15,758	$12,132
Average Consolidated Earning Assets	$22,461	$20,283	$18,158	$15,504	$11,911
Average Debt and Asset Backed Securities Issued	$22,011	$19,890	$17,747	$15,120	$11,542
Average Total GAAP Equity	$802	$664	$584	$559	$553

REDWOOD TRUST, INC.

(All dollars in millions)

	30-Sep	30-Jun	31-Mar	31-Dec	30-Sep
	2004	2004	2004	2003	2003
LEVERAGE RATIOS (1)
Total Reported Consolidated Assets	$23,854	$21,962	$19,544	$17,627	$14,901
Less: Assets Consolidated from Securitization Entities	(22,706)	(20,934)	(18,658)	(16,838)	(13,835)

Redwood’s Direct Assets	$1,148	$1,028	$886	$789	$1,066
Total Redwood Debt and Consolidated ABS Issued Securities	$22,868	$21,140	$18,861	$17,019	$14,282
Less: Consolidated ABS Issued Securities	(22,622)	(20,870)	(18,583)	(16,783)	(13,782)

Redwood’s Debt	$246	$270	$278	$236	$500
Redwood Debt	$246	$270	$278	$236	$500
Redwood Equity	902	758	608	553	566

Redwood Capital	$1,148	$1,028	$886	$789	$1,066
Redwood Debt to GAAP Equity	0.3x	0.4x	0.5x	0.4x	0.9x
GAAP Equity / Redwood’s Direct Assets	79%	74%	69%	70%	53%
Redwood Debt to Capital Ratio	21%	26%	31%	30%	47%

(1)	The Asset-Backed Securities reported on our GAAP balance sheet as liabilities consist of Asset-Backed securities issued by bankruptcy-remote securitization entities. The owners of these securities have no recourse to Redwood and must look only to the assets of the securitization entities for repayment. Both the assets and liabilities of these entities, however, are consolidated on Redwood’s balance sheet for GAAP reporting purposes. Management believes that an analyst could achieve insight into Redwood’s business and balance sheet by distinguishing between debt that must be repaid by Redwood and Asset-Backed Securities that are consolidated onto Redwood’s balance sheet from other entities. This table shows leverage ratios calculated for Redwood using measures that incorporate Redwood’s debt only.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
	2004	2004	2004	2003	2003
Consolidated Residential Real Estate Loans (1)
Start of Period Balances	$19,916	$18,086	$16,239	$13,813	$9,247
Acquisitions	2,898	2,703	2,322	2,897	4,997
Sales Proceeds (Not Including Sales to Consolidated Asset-Backed Securities Trusts)	(113)	0	0	(1)	0
Principal Pay Downs	(1,144)	(858)	(460)	(458)	(420)
Net Amortization Expense	2	(14)	(12)	(10)	(9)
Net Charge Offs (Recoveries)	0	0	0	0	0
Credit Provisions	(1)	(1)	(3)	(2)	(2)
Net Recognized Gains (Losses)	0	0	0	0	0

End of Period Balances	$21,558	$19,916	$18,086	$16,239	$13,813
Average Amortized Cost During Period, Net of Credit Reserves	$20,484	$18,754	$16,916	$14,381	$10,958
Interest Income	$148	$110	$99	$83	$64
Yield	2.89%	2.34%	2.34%	2.30%	2.32%
Principal Value of Loans	$21,382	$19,767	$17,951	$16,111	$13,704
Credit Reserve	(21)	(20)	(19)	(16)	(14)
Net Premium to be Amortized	197	169	154	144	123

Residential Real Estate Loans	$21,558	$19,916	$18,086	$16,239	$13,813
Credit Reserve, Start of Period	$20	$19	$16	$14	$12
Net Charge-Offs	0	0	0	0	0
Credit Provisions	1	1	3	2	2

Credit Reserve, End of Period	$21	$20	$19	$16	$14
Delinquencies (90 days + FC + BK + REO)	$11	$5	$3	$5	$2
Delinquencies as % of Residential Loans	0.05%	0.03%	0.02%	0.03%	0.01%
Net Charge-offs as % of Residential Loans (Annualized)	0.00%	0.00%	0.00%	0.01%	0.00%
Reserve as % of Residential Loans	0.10%	0.10%	0.10%	0.10%	0.10%
Reserve as % of Delinquencies	198%	374%	548%	301%	852%

(1)	Includes loans securitized by securitization entities sponsored by Redwood that are consolidated on Redwood’s GAAP balance sheet as well as loans owned directly by Redwood on a temporary basis prior to sale to a securitization entity.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
	2004	2004	2004	2003	2003
Consolidated Residential Home Equity Lines of Credit (HELOC)
Start of Period Balances	$327	$0	$0	$0	$0
Acquisitions	0	335	0	0	0
Sales Proceeds (Not Including Sales to Consolidated Asset-Backed Securities Trusts)	0	0	0	0	0
Principal Pay Downs	(8)	(8)	0	0	0
Net Amortization Expense	(1)	(0)	0	0	0
Net Charge Offs (Recoveries)	0	0	0	0	0
Credit Provisions	(1)	(0)	0	0	0
Net Recognized Gains (Losses) & Valuation Adjustments	0	0	0	0	0

End of Period Balances	$317	$327	$0	$0	$0
Average Amortized Cost During Period, Net of Credit Reserves	$323	$124	$0	$0	$0
Interest Income	$1	$1	$0	$0	$0
Yield	2.00%	1.73%	0.00%	0.00%	0.00%
Principal Value of Loans	$309	$317	$0	$0	$0
Credit Reserve	(1)	(0)	0	0	0
Net Premium to be Amortized	9	10	0	0	0

Residential Home Equity Lines of Credit	$317	$327	$0	$0	$0
Credit Reserve, Start of Period	$0	$0	$0	$0	$0
Net Charge-Offs	0	0	0	0	0
Credit Provisions	1	0	0	0	0

Credit Reserve, End of Period	$1	$0	$0	$0	$0
Delinquencies (90 days + FC + BK + REO)	$0	$0	$0	$0	$0
Delinquencies as % of HELOCs	0.00%	0.00%	0.00%	0.00%	0.00%
Net charge-offs as % of HELOCs (Annualized)	0.00%	0.00%	0.00%	0.00%	0.00%
Reserve as % of HELOCs	0.17%	0.08%	0.00%	0.00%	0.00%
Reserve as % of Delinquencies	0.00%	0.00%	0.00%	0.00%	0.00%

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
	2004	2004	2004	2003	2003
Consolidated Residential Loan Credit-Enhancement Securities (1)
Start of Period Balances	$442	$375	$379	$373	$393
Acquisitions	83	75	38	78	23
Sales Proceeds (Not Including Sales to Consolidated Asset-Backed Securities Trusts)	0	0	(22)	0	0
Principal Pay Downs (Including Calls)	(45)	(48)	(35)	(117)	(37)
Net Amortization Income	9	9	9	10	11
Unrealized (Losses) Gains Reported Through Balance Sheet	(12)	18	(12)	(12)	(21)
Realized Gains and Market Valuation Losses Reported in Income Statement	20	13	18	47	4

End of Period Balances	$497	$442	$375	$379	$373
Average Amortized Cost During Period, Net of Credit Reserves	$369	$317	$287	$273	$271
Interest Income	$16	$16	$16	$17	$19
Yield	17.36%	20.27%	21.64%	25.49%	28.09%
Principal Value of Redwood’s Credit-Enhancement Securities	$831	$713	$634	$624	$604
Internally Designated Credit Protection on Loans Credit-Enhanced	(299)	(236)	(217)	(201)	(178)
Net Discount to be Amortized	(109)	(122)	(111)	(123)	(145)

Net Investment in Credit-Enhancement Securities	$423	$355	$306	$300	$281
Net Unrealized Gains (Losses)	74	87	69	79	92

Residential Loan Credit-Enhancement Securities	$497	$442	$375	$379	$373
Securities Senior to Redwood’s Interests	$120,685	$96,322	$70,684	$67,463	$43,024
Principal Value of Redwood’s Credit-Enhancement Securities	831	713	634	624	604
Securities Junior to Redwood’s Interests	69	70	44	46	52

Underlying Residential Real Estate Loan Balances	$121,585	$97,105	$71,362	$68,133	$43,680
Internally Designated Credit Protection on Loans Credit-Enhanced	$299	$236	$217	$201	$178
External Credit Enhancement on Loans Credit-Enhanced	69	70	44	46	52

Total Credit Protection (2)	$368	$306	$261	$247	$230

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
	2004	2004	2004	2003	2003
Delinquencies (90 days + FC + BK + REO)	$174	$131	$143	$133	$178
Redwood’s Net Charge-Offs	$(1)	$(2)	$(0)	$(1)	$(1)
Losses to Securities Junior to Redwood’s Interests	(0)	(0)	(0)	(1)	(0)

Total Underlying Loan Credit Losses	$(1)	$(2)	$(0)	$(2)	$(1)
Delinquencies as % of Underlying Loans	0.14%	0.14%	0.20%	0.19%	0.41%
Total Pool Credit Losses/Underlying Loans (Annualized)	0.01%	0.01%	0.01%	0.01%	0.01%
Total Credit Protection as % of Underlying Loans	0.30%	0.32%	0.37%	0.36%	0.53%
Total Credit Protection as % of Delinquencies	211%	233%	183%	187%	129%

(1)	Includes credit-enhancement securities acquired from securitizations sponsored by third parties. Does not include residential CES acquired from securitizations sponsored by us.

(2)	Total credit protection represents the aggregate of the internally designated credit reserve and the amount of any junior securities with respect to each credit-enhanced security. The credit protection amount for any credit-enhanced security is only available to absorb losses on the pool of loans related to that security. To the extent such losses exceed the credit protection amount for that security, a charge-off of the net investment in that security would result.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
	2004	2004	2004	2003	2003
TOTAL MANAGED RESIDENTIAL LOANS (1)
Residential Real Estate Loans Owned by Redwood	$259	$161	$97	$43	$406
Residential Real Estate Loans Securitized by Redwood	21,299	19,755	17,989	16,196	13,407
Residential Real Estate Loans Securitized by Others	121,585	97,105	71,362	68,133	43,680

Total Residential Real Estate Loans Managed	$143,143	$117,021	$89,448	$84,372	$57,493
Credit Reserve on Residential Loans Securitized by Redwood	$21	$20	$19	$16	$14
Internally Designated Credit Reserve on Loans Securitized by Others	299	236	217	201	178
Redwood’s Total Residential Credit Protection	$320	$256	$236	$217	$192
External Credit Enhancement on Loans Securitized by Others	69	70	44	46	52

Total Credit Protection (2)	$389	$326	$280	$263	$244
Total Credit Protection as % of Total Residential Loans	0.27%	0.28%	0.31%	0.31%	0.42%
Delinquencies for Residential Loans owned by Redwood	$0	$0	$0	$0	$0
Delinquencies for Residential Loans Securitized by Redwood	11	5	3	5	2
Delinquencies for Residential Loans Securitized by Others	174	131	143	133	178

Total Residential Loan Serious Delinquencies	$185	$136	$146	$138	$180
Delinquencies as % of Total Residential Loans	0.13%	0.12%	0.16%	0.16%	0.31%
Total Credit Protection as % of Delinquencies	211%	239%	191%	191%	136%
Net Charge-Offs on Residential Loans Owned by Redwood	$0	$0	$0	$0	$0
Net Charge-Offs on Residential Loans Securitized by Redwood	$0	$0	$0	$0	$0
Net Charge-Offs on Residential Loan Securitized by Others	(1)	(2)	0	(1)	(1)

Redwood’s Shares of Net Credit (Losses) Recoveries	$(1)	$(2)	$0	$(1)	$(1)
Credit Losses to External Credit Enhancement	0	0	0	(1)	0

Total Residential Credit Losses	$(1)	$(2)	$0	$(2)	$(1)
Total Credit Losses as % of Total Residential Loans (Annualized)	0.01%	0.01%	0.01%	0.01%	0.01%

(1)	Includes loans securitized by Sequoia securitization entities sponsored by Redwood from which Redwood has acquired the residential CES plus loans securitized by third parties from which Redwood has required the residential credit-enhanced securities, plus loans held temporarily by Redwood prior to securitization.

(2)	The credit reserve on residential real estate loans owned is only available to absorb losses on the residential real estate loan portfolio. The internally designated credit reserve on loans credit-enhanced and the external credit enhancement on loans credit-enhanced are only available to absorb losses on the pool of loans related to each individual credit-enhancement security.

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
Commercial Real Estate Loans
Start of Period Balances	$34	$22	$22	$24	$35
Acquisitions	0	17	0	0	1
Sales Proceeds (Not Including Sales to Consolidated Asset-Backed Securities Trusts)	0	(2)	0	0	(1)
Principal Pay Downs	0	(3)	0	0	(11)
Net Amortization Income	(1)	0	0	0	0
Credit Provisions	0	0	0	(1)	0
Net Loss Adjustments through I/S	0	0	0	(1)	0

End of Period Balances	$33	$34	$22	$22	$24
Average Amortized Cost During Period, Net of Credit Reserves	$33	$26	$22	$23	$30
Interest Income	$1.0	$0.9	$0.7	$0.2	$0.9
Yield	12.40%	13.29%	12.56%	4.16%	12.33%
Principal Value of Loans	$43	$43	$31	$31	$31
Credit Reserve and Credit Protection	(9)	(8)	(8)	(8)	(7)
Net Discount to be Amortized	(1)	(1)	(1)	(1)	(0)

Commercial Mortgage Loans	$33	$34	$22	$22	$24
Commercial Real Estate Loan Delinquencies	$0	$0	$0	$0	$0
Commercial Real Estate Loan Net Charge-Offs	$0	$0	$0	$0	$0
Commercial Real Estate Loan Credit Provisions	$0	$0	$0	$1	$0
Commercial Real Estate Loan Credit Reserves and Credit Protection	$8	$8	$8	$8	$7

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
	2004	2004	2004	2003	2003
Securities Portfolio
Start of Period Balances	$1,095	$937	$845	$605	$596
Acquisitions	151	193	86	257	28
Sales Proceeds (Not Including Sales to Consolidated Asset-Backed Securities Trusts)	0	(9)	0	0	0
Principal Pay Downs	(18)	(10)	(10)	(17)	(13)
Net Amortization Income (Expense)	0	(1)	0	(1)	0
Net Unrealized Gains (Losses)	11	0	16	4	(3)
Net Recognized Gains (Losses) & Valuation Adjustments	0	(15)	0	(3)	(3)

End of Period Balances	$1,239	$1,095	$937	$845	$605
Average Amortized Cost During Period	$1,149	$980	$862	$710	$603
Interest Income	$13	$11	$10	$8	$6
Yield	4.62%	4.30%	4.46%	4.40%	4.30%
Principal Value of Securities	1,243	$1,097	$921	$833	$599
Net (Discount) Premium to be Amortized	(20)	(7)	(4)	8	7
Net Unrealized Gains (losses)	16	5	20	4	(1)

Securities Portfolio	$1,239	$1,095	$937	$845	$605

REDWOOD TRUST, INC.
(All dollars in millions, except per share data)
Differences Between GAAP Net Income and Estimated Total Taxable and REIT Taxable Income

	Estimated	Estimated
	For the Three	For the Nine	Actual
	Months Ended	Months Ended	For the Year
	September 30,	September 30,	Ended December
	2004	2004	31, 2003
GAAP Net Income	$72.3	$178.2	$131.7
Interest Income and Expense Differences	(23.5)	(19.5)	22.3
Provision for Credit Losses - GAAP	1.5	5.5	8.7
Tax Deductions for Realized Credit Losses	(0.1)	(0.6)	(0.8)
Long-Term Compensation Differences	2.0	6.7	1.8
Stock Option Exercise Deductions Differences	(2.4)	(13.9)	3.2
Depreciation of Fixed Asset Differences	(0.6)	(0.5)	(0.7)
Other Operating Expense Differences	(0.0)	(0.0)	0.9
Sales of Assets to Third Parties Differences	(0.5)	(1.7)	(0.0)
Call Income from Residential CES Differences	(4.0)	(8.0)	(8.4)
Tax Gain on Securitizations	11.2	21.5	—
Tax Gain on Intercompany Sales and Transfers	0.0	7.5	2.8
GAAP Market Valuation Write Downs (EITF 99-20)	0.4	4.8	7.6
Interest Rate Agreements Differences	(0.3)	0.3	(0.2)
Provision for Excise Tax - GAAP	0.3	0.8	1.2
Provision for Income Tax Differences	2.8	1.0	5.5
Preferred Dividend - GAAP	0.0	0.0	0.7

Total Taxable Income (Pre-Tax)	$59.1	$182.1	$176.3
(Earnings) Losses From Taxable Subsidiaries	(10.1)	(30.2)	(7.9)
REIT Taxable Income (Pre-Tax)	49.0	151.9	168.4
GAAP Income per Share Based on Average Diluted Shares During Period (2)	$3.18	$8.29	$7.04
Total Taxable Income per Share Based on Shares Outstanding at Period End	$2.53	$8.45	$9.64
REIT Taxable Income per Share Based on Shares Outstanding at Period End	$2.10	$7.05	$9.21

(1)	Estimated total taxable income and estimated REIT taxable income are not GAAP performance measures but are important measures as they are the basis of our dividend distributions to shareholders.

(2)	Historic periods may be lower than previously reported earnings per share numbers as a result of the application of EITF 03-6 (Participating Securities and the Two-Class Method under FASB Statement No. 128) requirement that prior period basic and diluted earnings per share be restated for participating securities. Under the provision of EITF 03-6 our convertible preferred stock that was converted in the second quarter of 2003 is a participating security and thus our reported earnings per share for periods 2003 and earlier are revised downwards by up to 2% per period..

[END]